EXHIBIT 23.2

SNODGRASS

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of LINKBANCORP, Inc. of our report dated March 30, 2023, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of LINKBANCORP, Inc. for the year ended December 31, 2022.

Cranberry Township, Pennsylvania
December 1, 2023